Exhibit 99.1

FedEx Corp. Reports Higher Third Quarter Earnings

Operating Income of $1.3 Billion, Up 32% Year Over Year; Up 37% on an Adjusted Basis

Strong Earnings Growth Expected in Fourth Quarter

MEMPHIS, Tenn., March 17, 2022 ... FedEx Corp. (NYSE: FDX) today reported financial results for the quarter ended February 28.

FedEx reported (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2022		Fiscal 2021
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$23.6 billion	$23.6 billion	$21.5 billion	$21.5 billion
Operating income	$1.33 billion	$1.46 billion	$1.01 billion	$1.06 billion
Operating margin	5.6%	6.2%	4.7%	4.9%
Net income	$1.1 billion	$1.22 billion	$892 million	$939 million
Diluted EPS	$4.20	$4.59	$3.30	$3.47

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2022	Fiscal 2021
Business realignment costs	$0.31	$0.03
TNT Express integration expenses	0.08	0.14

“The continued execution of our strategies drove improved third quarter results,” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer. “I am proud of our team members around the world, who are constantly proving their resilience amidst a rapidly evolving global environment. FedEx is supporting our team members and others affected by the ongoing conflict in Ukraine as we hope to soon see a return to peace.”

Third quarter operating income improved due to higher revenue per shipment and a net fuel benefit at all transportation segments. The quarter's results also benefited from lower variable compensation expense and less severe winter weather, resulting in favorable year-over-year comparisons. The improved results were partially offset by the effects of the Omicron variant, as well as higher purchased transportation costs and wage rates.

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“We successfully executed during the holiday peak season, resulting in record December operating income,” said Michael C. Lenz, FedEx Corp. executive vice president and chief financial officer. “Our strong quarterly operating income increase was dampened by the surge of the Omicron variant which caused disruptions to our networks and diminished customer demand in January and into February. We remain focused on revenue quality and operational efficiency initiatives to mitigate inflationary pressures and drive earnings improvement.”

Third quarter net income included a tax benefit of $78 million ($0.29 per diluted share) related to revisions of prior year estimates for actual tax return results. Last year's net income included discrete tax benefits of $108 million ($0.40 per diluted share).

FedEx Express operating results increased, driven by higher yields, a net fuel benefit, and lower variable compensation expense. The improved results were partially offset by the negative effects of the Omicron variant, which constrained near-term economic growth, labor availability, and shipping demand. These effects also resulted in lower express freight revenue, as air capacity limitations drove a temporary suspension of International Economy Express Freight services and certain U.S. Domestic Express Freight services during the quarter. These negative effects on third quarter results fully offset the estimated benefit from less severe winter weather.

FedEx Ground operating results declined primarily due to increased rates for purchased transportation and employee wages, network inefficiencies, and expansion-related costs. These costs were partially offset by higher revenue per package, a boost from two additional ground commercial operating weekdays, and a net fuel benefit. Average daily volume was flat, as Ground Economy declined and growth in commercial and FedEx Home Delivery services was constrained by the effects of the Omicron variant.

FedEx Freight third quarter operating income nearly tripled, driven by a continued focus on revenue quality and profitable growth. Revenue per shipment increased 19% and average daily shipments grew 2% during the quarter, while the operating margin increased 850 basis points to 15.0%.

The previously announced accelerated share repurchase program (ASR) was completed during the quarter and 6.1 million shares were delivered under the ASR agreement. The decrease in outstanding shares benefited third quarter results by $0.06 per diluted share. Cash on-hand as of February 28, 2022 was $6.1 billion.

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Outlook

FedEx is unable to forecast the year-end fiscal 2022 mark-to-market (MTM) retirement plans accounting adjustment. As a result, FedEx is unable to provide a fiscal 2022 earnings per share or effective tax rate (ETR) outlook on a GAAP basis.

FedEx now expects for the fiscal year:

•
Earnings per diluted share of $18.60 to $19.60 before the year-end MTM retirement plans accounting adjustment, compared to the prior forecast of $18.25 to $19.25 per diluted share;
•
Earnings per diluted share of $20.50 to $21.50 before (i) the year-end MTM retirement plans accounting adjustment, and excluding (ii) estimated TNT Express integration expenses, (iii) estimated costs associated with business realignment activities, and (iv) the second quarter fiscal 2022 MTM retirement plans accounting adjustments, unchanged from the prior forecast;
•
ETR of 22% to 23% prior to the year-end MTM retirement plans accounting adjustment, compared to the prior forecast of 24%; and
•
Capital spending of $7.0 billion, compared to the prior forecast of $7.2 billion.

These forecasts assume continued growth in U.S. industrial production and global trade, a continued gradual improvement in labor availability, no new COVID-19 related business restrictions, current fuel price expectations and no additional adverse geopolitical developments. FedEx’s ETR and earnings per share forecasts are based on current law and related regulations and guidance.

“Our strategic investments are fundamentally changing the way we perform and execute in e-commerce, demonstrated by our strong performance during the peak month of December,” said Raj Subramaniam, FedEx Corp. president and chief operating officer. “We are committed to delivering for our customers, and remain focused on our strategic initiatives to increase productivity, lower our cost to serve and create shareholder value.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $92 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively and innovating digitally under the respected FedEx brand. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its nearly 600,000 team members to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and

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resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EDT on March 17, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance and underlying assumptions. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to meet our labor and purchased transportation needs while controlling related costs; a significant data breach or other disruption to our technology infrastructure; the continuing effect of the COVID-19 pandemic; anti-trade measures and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, including as a result of the current conflict between Russia and Ukraine; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and achieve the anticipated benefits and associated cost savings of such strategies and actions, including our ability to successfully implement our FedEx Express workforce reduction plan in Europe and to continue to transform and optimize the FedEx Express international business, particularly in Europe; damage to our reputation or loss of brand equity; changes in the business or financial soundness of the U.S. Postal Service, including strategic changes to its operations to reduce its reliance on the air network of FedEx Express; changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflict between Russia and Ukraine; our ability to match capacity to shifting volume levels; the effect of intense competition; our ability to effectively operate, integrate, leverage and grow acquired businesses and realize the

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anticipated benefits of acquisitions and other strategic transactions; the future rate of e-commerce growth and our ability to successfully expand our e-commerce services portfolio; the timeline for recovery of passenger airline cargo capacity; evolving or new U.S. domestic or international laws and government regulations, policies and actions; future guidance, regulations, interpretations, challenges or judicial decisions related to our tax positions; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers providing services on their behalf; an increase in self-insurance accruals and expenses; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; our ability to achieve our goal of carbon-neutral operations by 2040; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jenny Robertson 901-434-4829

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Third Quarter Fiscal 2022 and Fiscal 2021 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted third quarter fiscal 2022 and 2021 consolidated operating income and margin, net income and diluted earnings per share, and adjusted third quarter fiscal 2022 and 2021 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the effect of the following items:

•
Business realignment costs incurred in fiscal 2022 and 2021; and
•
TNT Express integration expenses incurred in fiscal 2022 and 2021.

The costs related to business realignment activities in connection with the FedEx Express workforce reduction plan in Europe are excluded from our third quarter fiscal 2022 and fiscal 2021 consolidated and FedEx Express segment non-GAAP financial measures because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

We have incurred and expect to incur significant expenses through fiscal 2022 in connection with our integration of TNT Express. We have adjusted our third quarter fiscal 2022 and 2021 consolidated and FedEx Express segment financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees and other operating expenses. Internal salaries and employee benefits are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses do not include costs associated with our business realignment activities.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

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Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2022 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2022 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes (i) the fiscal 2022 year-end MTM retirement plans accounting adjustment, (ii) estimated fiscal 2022 TNT Express integration expenses, (iii) estimated fiscal 2022 business realignment costs, and (iv) the second quarter fiscal 2022 MTM retirement plans accounting adjustments. Our fiscal 2022 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the effect of the fiscal 2022 year-end MTM retirement plans accounting adjustment.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. These items are excluded from our fiscal 2022 EPS and ETR forecasts, as applicable, for the same reasons described above for historical non-GAAP measures. The fiscal 2022 year-end MTM retirement plans accounting adjustment is excluded from our fiscal 2022 EPS and ETR forecasts because it is unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

We are unable to predict the amount of the year-end MTM retirement plans accounting adjustment, as it is significantly affected by changes in interest rates and the financial markets, so such adjustment is not included in our fiscal 2022 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2022 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2022 year-end MTM retirement plans accounting adjustment could have a material effect on our fiscal 2022 consolidated financial results and ETR.

The table included below titled “Fiscal 2022 Earnings Per Share Forecast” outlines the effects of the items that are excluded from our fiscal 2022 EPS forecast, other than the year-end MTM retirement plans accounting adjustment.

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Third Quarter Fiscal 2022

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,326	5.6%	$263	$1,112	$4.20
Business realignment costs[3]	107	0.5%	25	82	0.31
TNT Express integration expenses[4]	29	0.1%	6	23	0.08
Non-GAAP measure	$1,462	6.2%	$294	$1,217	$4.59

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin[5]
GAAP measure	$520	4.6%
Business realignment costs	107	0.9%
TNT Express integration expenses	24	0.2%
Non-GAAP measure	$651	5.8%

Third Quarter Fiscal 2021

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,005	4.7%	$157	$892	$3.30
TNT Express integration expenses[4]	49	0.2%	10	39	0.14
Business realignment costs[3]	10	—	2	8	0.03
Non-GAAP measure	$1,064	4.9%	$169	$939	$3.47

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FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$463	4.3%
TNT Express integration expenses	41	0.4%
Business realignment costs	10	0.1%
Non-GAAP measure	$514	4.8%

Fiscal 2022 Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before year-end MTM retirement plans accounting adjustment (non-GAAP)[6]		$18.60 to $19.60

TNT Express integration expenses	$150
Income tax effect[1]	(32)
Net of tax effect	$118	0.44

Business realignment costs	$250
Income tax effect[1]	(55)
Net of tax effect	$195	0.73

Second quarter fiscal 2022 MTM retirement plans accounting adjustments[7]	$260
Income tax effect[1]	(65)
Net of tax effect	$195	0.73

Earnings per diluted share with adjustments[6]		$20.50 to $21.50

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Notes:

1 – Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

2 – Effect of “total other (expense) income” on net income amount not shown.

3 – Business realignment costs were recognized at FedEx Express.

4 – These expenses were recognized at FedEx Corporation and FedEx Express.

5 – Does not sum to total due to rounding.

6 – The year-end MTM retirement plans accounting adjustment, which is impracticable to calculate at this time, is excluded.

7 – The MTM retirement plans accounting adjustments for the second quarter of fiscal 2022 reflect a noncash loss associated with the termination of a TNT Express European pension plan and a curtailment charge related to the U.S. FedEx Freight pension plan.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2022

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended February 28,			Nine Months Ended February 28,
	2022	2021	%	2022	2021	%
Revenue:
FedEx Express segment	$11,304	$10,788	5%	$33,875	$30,803	10%
FedEx Ground segment	8,800	7,980	10%	24,741	22,364	11%
FedEx Freight segment	2,253	1,836	23%	6,776	5,598	21%
FedEx Services segment	65	8	713%	177	24	638%
Other and eliminations[1]	1,219	898	36%	3,549	2,605	36%
Total Revenue	23,641	21,510	10%	69,118	61,394	13%
Operating Expenses:
Salaries and employee benefits	8,244	8,010	3%	24,155	22,305	8%
Purchased transportation	6,272	5,660	11%	18,172	16,044	13%
Rentals	1,225	1,131	8%	3,535	3,073	15%
Depreciation and amortization	986	956	3%	2,952	2,818	5%
Fuel	1,201	756	59%	3,355	1,946	72%
Maintenance and repairs	822	822	—	2,530	2,443	4%
Business realignment costs	107	10	NM	218	10	NM
Other	3,458	3,160	9%	9,880	8,695	14%
Total Operating Expenses	22,315	20,505	9%	64,797	57,334	13%
Operating Income (Loss):
FedEx Express segment	520	463	12%	2,036	2,073	(2%)
FedEx Ground segment	641	702	(9%)	1,793	2,088	(14%)
FedEx Freight segment	337	119	183%	1,061	645	64%
Corporate, other, and eliminations[1]	(172)	(279)	(38%)	(569)	(746)	(24%)
Total Operating Income	1,326	1,005	32%	4,321	4,060	6%
Other (Expense) Income:
Interest, net	(163)	(187)	(13%)	(478)	(555)	(14%)
Other retirement plans income	211	202	4%	380	553	(31%)
Other, net	1	29	(97%)	(11)	3	NM
Total Expense	49	44	11%	(109)	1	NM
Income Before Income Taxes	1,375	1,049	31%	4,212	4,061	4%
Provision for Income Taxes	263	157	68%	944	698	35%
Net Income	$1,112	$892	25%	$3,268	$3,363	(3%)
Diluted Earnings Per Share	$4.20	$3.30	27%	$12.17	$12.55	(3%)
Weighted Average Common and
Common Equivalent Shares	265	270	(2%)	268	267	—
Capital Expenditures	$1,236	$1,376	(10%)	$4,379	$4,202	4%

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Third Quarter Fiscal 2022

(In millions)

	February 28, 2022
	(Unaudited)	May 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$6,065	$7,087
Receivables, less allowances	11,668	12,069
Spare parts, supplies, and fuel, less allowances	611	587
Prepaid expenses and other	1,122	837
Total current assets	19,466	20,580
Property and Equipment, at Cost	74,146	70,077
Less accumulated depreciation and amortization	36,770	34,325
Net property and equipment	37,376	35,752
Other Long-Term Assets
Operating lease right-of-use assets, net	16,605	15,383
Goodwill	6,755	6,992
Other assets	3,906	4,070
Total other long-term assets	27,266	26,445
	$84,108	$82,777
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$116	$146
Accrued salaries and employee benefits	2,489	2,903
Accounts payable	4,187	3,841
Operating lease liabilities	2,395	2,208
Accrued expenses	4,803	4,562
Total current liabilities	13,990	13,660
Long-Term Debt, Less Current Portion	20,393	20,733
Other Long-Term Liabilities
Deferred income taxes	4,331	3,927
Pension, postretirement healthcare, and other benefit obligations	3,100	3,501
Self-insurance accruals	2,597	2,430
Operating lease liabilities	14,450	13,375
Other liabilities	721	983
Total other long-term liabilities	25,199	24,216
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,686	3,481
Retained earnings	32,225	29,817
Accumulated other comprehensive loss	(887)	(732)
Treasury stock, at cost	(10,530)	(8,430)
Total common stockholders' investment	24,526	24,168
	$84,108	$82,777

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Third Quarter Fiscal 2022

(In millions)

(Unaudited)

	Nine Months Ended February 28,
	2022	2021
Operating Activities:
Net income	$3,268	$3,363
Noncash charges:
Depreciation and amortization	2,952	2,818
Other, net	3,364	2,661
Changes in operating assets and liabilities, net	(3,254)	(1,450)
Net cash provided by operating activities	6,330	7,392
Investing Activities:
Capital expenditures	(4,379)	(4,202)
Business acquisitions, net of cash acquired	—	(225)
Purchase of investments	(145)	—
Proceeds from asset dispositions and other	71	88
Net cash used in investing activities	(4,453)	(4,339)
Financing Activities:
Principal payments on debt	(113)	(105)
Proceeds from debt issuances	—	970
Proceeds from stock issuances	151	482
Dividends paid	(598)	(513)
Purchase of treasury stock	(2,248)	—
Other, net	—	(13)
Cash (used in) provided by financing activities	(2,808)	821
Effect of exchange rate changes on cash	(91)	101
Net (decrease) increase in cash and cash equivalents	(1,022)	3,975
Cash and cash equivalents at beginning of period	7,087	4,881
Cash and cash equivalents at end of period	$6,065	$8,856

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2022

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28,			Nine Months Ended February 28,
	2022	2021	%	2022	2021	%
Revenue:
Package Revenue:
U.S. Overnight Box	$2,275	$2,078	9%	$6,694	$5,951	12%
U.S. Overnight Envelope	479	444	8%	1,435	1,305	10%
Total U.S. Overnight	2,754	2,522	9%	8,129	7,256	12%
U.S. Deferred	1,422	1,418	—	3,960	3,718	7%
Total U.S. Package Revenue	4,176	3,940	6%	12,089	10,974	10%
International Priority	2,991	2,596	15%	8,937	7,423	20%
International Economy	697	653	7%	2,072	1,927	8%
Total International Export Package	3,688	3,249	14%	11,009	9,350	18%
International Domestic[1]	1,016	1,162	(13%)	3,277	3,456	(5%)
Total Package Revenue	8,880	8,351	6%	26,375	23,780	11%
Freight Revenue:
U.S.	712	860	(17%)	2,262	2,492	(9%)
International Priority	948	775	22%	2,815	2,165	30%
International Economy	378	383	(1%)	1,230	1,162	6%
International Airfreight	40	56	(29%)	134	196	(32%)
Total Freight Revenue	2,078	2,074	—	6,441	6,015	7%
Other Revenue	346	363	(5%)	1,059	1,008	5%
Total Express Revenue	$11,304	$10,788	5%	$33,875	$30,803	10%
Operating Expenses:
Salaries and employee benefits	4,182	4,352	(4%)	12,407	12,016	3%
Purchased transportation	1,566	1,460	7%	4,740	4,213	13%
Rentals and landing fees	667	650	3%	1,951	1,696	15%
Depreciation and amortization	490	490	—	1,492	1,449	3%
Fuel	1,040	647	61%	2,897	1,672	73%
Maintenance and repairs	509	549	(7%)	1,607	1,642	(2%)
Business realignment costs	107	10	NM	218	10	NM
Intercompany charges	494	509	(3%)	1,499	1,456	3%
Other	1,729	1,658	4%	5,028	4,576	10%
Total Operating Expenses	10,784	10,325	4%	31,839	28,730	11%
Operating Income	$520	$463	12%	$2,036	$2,073	(2%)
Operating Margin	4.6%	4.3%	0.3 pts	6.0%	6.7%	(0.7 pts)

1 – International Domestic revenue relates to international intra-country operations.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Third Quarter Fiscal 2022

(Unaudited)

	Three Months Ended February 28,			Nine Months Ended February 28,
	2022	2021	%	2022	2021	%
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,457	1,529	(5%)	1,448	1,421	2%
U.S. Overnight Envelope	497	508	(2%)	510	501	2%
Total U.S. Overnight Package	1,954	2,037	(4%)	1,958	1,922	2%
U.S. Deferred	1,357	1,562	(13%)	1,297	1,367	(5%)
Total U.S. Domestic Package	3,311	3,599	(8%)	3,255	3,289	(1%)
International Priority	799	765	4%	801	736	9%
International Economy	282	294	(4%)	278	283	(2%)
Total International Export Package	1,081	1,059	2%	1,079	1,019	6%
International Domestic[1]	1,866	2,353	(21%)	2,004	2,427	(17%)
Total Average Daily Packages	6,258	7,011	(11%)	6,338	6,735	(6%)
Yield (Revenue Per Package):
U.S. Overnight Box	$25.18	$21.91	15%	$24.32	$22.04	10%
U.S. Overnight Envelope	15.54	14.08	10%	14.82	13.72	8%
U.S. Overnight Composite	22.73	19.96	14%	21.85	19.87	10%
U.S. Deferred	16.90	14.65	15%	16.07	14.32	12%
U.S. Domestic Composite	20.34	17.66	15%	19.55	17.56	11%
International Priority	60.43	54.71	10%	58.74	53.08	11%
International Economy	39.85	35.87	11%	39.26	35.85	10%
Total International Export Composite	55.06	49.49	11%	53.72	48.30	11%
International Domestic[1]	8.78	7.96	10%	8.60	7.49	15%
Composite Package Yield	$22.89	$19.21	19%	$21.90	$18.58	18%
FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	7,370	9,943	(26%)	8,029	9,426	(15%)
International Priority	6,595	6,286	5%	6,719	6,000	12%
International Economy	11,640	12,135	(4%)	12,126	12,435	(2%)
International Airfreight	1,123	1,417	(21%)	1,198	1,534	(22%)
Total Avg Daily Freight Pounds	26,728	29,781	(10%)	28,072	29,395	(5%)
Revenue Per Freight Pound:
U.S.	$1.56	$1.40	11%	$1.48	$1.39	6%
International Priority	2.32	1.99	17%	2.20	1.90	16%
International Economy	0.52	0.51	2%	0.53	0.49	8%
International Airfreight	0.58	0.64	(9%)	0.59	0.67	(12%)
Composite Freight Yield	$1.25	$1.12	12%	$1.21	$1.08	12%
Operating Weekdays	62	62	—	190	190	—

1 – International Domestic statistics relate to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2022

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28,			Nine Months Ended February 28,
	2022	2021	%	2022	2021	%
FINANCIAL HIGHLIGHTS
Revenue	$8,800	$7,980	10%	$24,741	$22,364	11%
Operating Expenses:
Salaries and employee benefits	1,950	1,652	18%	5,418	4,483	21%
Purchased transportation	4,023	3,745	7%	11,441	10,524	9%
Rentals	373	306	22%	1,039	859	21%
Depreciation and amortization	233	214	9%	682	623	9%
Fuel	9	6	50%	22	15	47%
Maintenance and repairs	148	125	18%	433	356	22%
Intercompany charges	489	480	2%	1,460	1,358	8%
Other	934	750	25%	2,453	2,058	19%
Total Operating Expenses	8,159	7,278	12%	22,948	20,276	13%
Operating Income	$641	$702	(9%)	$1,793	$2,088	(14%)
Operating Margin	7.3%	8.8%	(1.5 pts)	7.2%	9.3%	(2.1 pts)

OPERATING STATISTICS
Ground Commercial Operating Weekdays	64	62	3%	193	191	1%
Home Delivery and Economy Operating Days	88	88	—	268	268	—
Average Daily Package Volume (000s)[1]:
Ground Commercial	4,503	4,327	4%	4,565	4,224	8%
Home Delivery	4,860	4,645	5%	4,305	4,074	6%
Economy	1,207	1,611	(25%)	1,216	1,669	(27%)
Total Average Daily Package Volume	10,570	10,583	—	10,086	9,967	1%
Yield (Revenue Per Package)	$10.62	$9.72	9%	$10.40	$9.49	10%

1 – As FedEx Ground has expanded seven-day-per-week residential delivery coverage to virtually all of the U.S. population, Ground Commercial average daily package volume is calculated on a 5-day-per-week basis, while Home Delivery and Economy average daily package volumes are calculated on a 7-day-per-week basis. Prior year statistical information has been revised to conform to the current year presentation.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2022

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28,			Nine Months Ended February 28,
	2022	2021	%	2022	2021	%
FINANCIAL HIGHLIGHTS
Revenue	$2,253	$1,836	23%	$6,776	$5,598	21%
Operating Expenses:
Salaries and employee benefits	1,014	911	11%	3,031	2,684	13%
Purchased transportation	237	203	17%	720	582	24%
Rentals	61	57	7%	182	172	6%
Depreciation and amortization	99	104	(5%)	303	315	(4%)
Fuel	152	103	48%	434	258	68%
Maintenance and repairs	65	54	20%	195	164	19%
Intercompany charges	128	128	—	386	369	5%
Other	160	157	2%	464	409	13%
Total Operating Expenses	1,916	1,717	12%	5,715	4,953	15%
Operating Income	$337	$119	183%	$1,061	$645	64%
Operating Margin	15.0%	6.5%	8.5 pts	15.7%	11.5%	4.2 pts

OPERATING STATISTICS
Operating Weekdays	62	61	2%	189	188	1%
Average Daily Shipments (000s):
Priority	75.0	72.6	3%	78.9	74.0	7%
Economy	30.4	31.1	(2%)	32.4	31.3	4%
Total Average Daily Shipments	105.4	103.7	2%	111.3	105.3	6%
Weight Per Shipment (lbs):
Priority	1,104	1,110	(1%)	1,092	1,104	(1%)
Economy	959	950	1%	945	988	(4%)
Composite Weight Per Shipment	1,062	1,062	—	1,049	1,070	(2%)
Revenue/Shipment:
Priority	$329.05	$275.44	19%	$307.86	$266.30	16%
Economy	376.76	315.11	20%	352.50	310.39	14%
Composite Revenue/Shipment	$342.83	$287.32	19%	$320.85	$279.42	15%
Revenue/CWT:
Priority	$29.81	$24.82	20%	$28.20	$24.12	17%
Economy	39.28	33.16	18%	37.29	31.40	19%
Composite Revenue/CWT	$32.28	$27.06	19%	$30.58	$26.12	17%